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THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL PURCHASER OF THE SECURITIES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER.

                             SECURED PROMISSORY NOTE

Santa Maria, California                            Principal Amount:  $1,000,000

                                                            Date: March 13, 1998

FOR VALUE RECEIVED Golf One Industries, Inc., a Delaware corporation, having an address of 2811 Airpark Drive, Santa Maria, California 93455 ("Borrower"), unconditionally promises to pay to Jack Cancellieri, or registered assigns, ("Lender") One Million Dollars ($1,000,000) together with interest thereon at a rate of (i) 13.5% per annum from the date hereof through July 31, 1998; and (ii) 15.0% on and after August 1, 1998. This Note is issued pursuant to that certain Loan Agreement between Lender and Borrower dated the date hereof (the "Loan Agreement"), and is part of a group of notes (the "Notes") in an aggregate principal amount of up to $2,500,000 issued as part of the Senior Financing (as defined in the Loan Agreement). Unless otherwise defined herein, capitalized terms used in this Note shall have the meanings ascribed to them in the Loan Agreement.

1. Payments; Maturity Date. The principal and interest of this Note shall be payable on the earlier of (a) the third business day after the closing of the IPO; or, (b) December 31, 1998 (the "Maturity Date"). All payments shall be sent to Lender's address as set forth in the Loan Agreement, or such address as later specified by Lender or any successor in writing to Borrower.

2. Prepayment. Borrower may prepay any amounts due hereunder without penalty or premium.

3. Security. To secure payment of the Note, Borrower has executed and delivered a Security Agreement in favor of the Lender.

4. Application of Payment. All payments made under this Note shall be applied first against payment of interest accrued to the date of any payment and then against principal due.

5. Costs of Collection. Borrower shall pay all costs of collection of Lender, together with reasonable attorney's fees and costs, to enforce this Note in the event of a default whether or not a suit is brought. Borrower waives demand, protest and notice of maturity and non-payment, and all requirements necessary to hold Borrower liable hereunder.

6. Miscellaneous. This Note shall be governed by, and construed in accordance with, the laws of the State of California.

                                     BORROWER:
                                     Golf One Industries, Inc.


                                     By: /s/ Alfonso J. Cervantes
                                         -------------------------------
                                         Alfonso J. Cervantes, President